FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations — (770) 818-4628

GENUINE PARTS COMPANY
REPORTS FIRST QUARTER 2010 RESULTS

Atlanta, Georgia, April 16, 2010 — Genuine Parts Company (NYSE: GPC) reports sales and earnings for the first quarter ended March 31, 2010.

Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.6 billion were up 6% compared to the first quarter of 2009. Net income for the quarter was $100.6 million, an increase of 13% over $89.2 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 63 cents, up 13% compared to 56 cents for the first quarter last year.

Mr. Gallagher stated, “We are pleased to report a good start to 2010 with three of our four business segments generating sales growth for the first quarter. The Automotive Group reported a 6% sales increase for the quarter, consistent with our results in the fourth quarter of 2009. We are the most encouraged by the sales results in our Industrial and Electrical Groups, which improved significantly from their trends in the fourth quarter and full year in 2009. Motion Industries, our Industrial Group, had a 9% sales increase in the quarter, and EIS, our Electrical Group, had a 16% increase. Both Motion and EIS are benefiting from their internal growth initiatives as well as improving end market conditions in their respective industries. Additionally, Motion completed the BC Bearing acquisition on March 1st and EIS acquired Fay Wire on January 1st. Results at S.P. Richards, our Office Products Group, were down only slightly and improved from the fourth quarter, ending the first quarter down 1%.”

Mr. Gallagher concluded, “We are encouraged by this solid start to the year and we feel that each of our businesses is well positioned to contribute to our primary goals of producing solid sales results, improving operating margins, generating strong cash flows and maintaining the strength of our balance sheet. As a result, we feel confident in our ability to drive sales and earnings growth in 2010.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. ET to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549, conference ID 65675645. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 65675645, two hours after the completion of the call until 12:00 a.m. Eastern time on May 1, 2010.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market demand for the Company’s products and services, competitive product, service and pricing pressures, including internet related initiatives, changes in financial markets, including particularly the capital and credit markets, impairment of financial institutions, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2009 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,602,115	$2,444,496
Cost of goods sold	1,841,640	1,712,295

Gross profit	760,475	732,201
Operating Expenses:
Selling, administrative & other expenses	576,217	565,012
Depreciation and amortization	22,143	22,521

	598,360	587,533
Income before income taxes	162,115	144,668
Income taxes	61,506	55,509

Net income	$100,609	$89,159

Basic net income per common share	$.63	$.56
Diluted net income per common share	$.63	$.56
Weighted average common shares outstanding	158,771	159,444
Dilutive effect of stock options and non-vested restricted stock awards	408	219

Weighted average common shares outstanding – assuming dilution	159,179	159,663

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,290,401	$1,219,128
Industrial	803,302	736,501
Office Products	410,511	412,748
Electrical/Electronic Materials	100,298	86,133
Other (1)	(2,397)	(10,014)

Total net sales	$2,602,115	$2,444,496

Operating profit:
Automotive	$88,905	$87,407
Industrial	48,846	34,175
Office Products	36,559	38,728
Electrical/Electronic Materials	6,815	5,668

Total operating profit	181,125	165,978
Interest expense, net	(6,733)	(7,096)
Other, net	(12,277)	(14,214)

Income before income taxes	$162,115	$144,668

Capital expenditures	$9,850	$14,097

Depreciation and amortization	$22,143	$22,521

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2010	2009
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$333,537	$133,281
Trade accounts receivable, net	1,323,980	1,211,337
Merchandise inventories, net	2,211,457	2,253,036
Prepaid expenses and other current assets	277,257	222,253

TOTAL CURRENT ASSETS	4,146,231	3,819,907
Goodwill and other intangible assets, less accumulated amortization	204,907	158,427
Deferred tax asset	167,632	216,653
Other assets	172,723	117,502
Net property, plant and equipment	477,269	412,366

TOTAL ASSETS	$5,168,762	$4,724,855

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,185,177	$964,267
Income taxes payable	78,609	70,883
Dividends payable	65,083	63,779
Other current liabilities	185,260	158,445

TOTAL CURRENT LIABILITIES	1,514,129	1,257,374
Long-term debt	500,000	500,000
Other long-term liabilities	169,500	110,207
Retirement and other post-retirement benefit liabilities	299,567	448,844

Common stock	158,792	159,446
Retained earnings and other	2,802,369	2,671,224
Accumulated other comprehensive loss	(283,579)	(491,917)

TOTAL PARENT EQUITY	2,677,582	2,338,753
Noncontrolling interests in subsidiaries	7,984	69,677

TOTAL EQUITY	2,685,566	2,408,430

TOTAL LIABILITIES AND EQUITY	$5,168,762	$4,724,855

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2010	2009
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$100,609	$89,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,143	22,521
Share-based compensation	1,091	2,370
Other	19	807
Changes in operating assets and liabilities	15,783	85,565

NET CASH PROVIDED BY OPERATING ACTIVITIES	139,645	200,422
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(9,850)	(14,097)
Acquisitions and other	(65,772)	(5,779)

NET CASH USED IN INVESTING ACTIVITIES	(75,622)	(19,876)
FINANCING ACTIVITIES:
Stock options exercised	2,581	142
Dividends paid	(63,544)	(62,148)
Changes in cash overdraft position	—	(52,000)
Purchase of stock	(9,306)	(116)

NET CASH USED IN FINANCING ACTIVITIES	(70,269)	(114,122)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,980	(920)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,266)	65,504
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	336,803	67,777

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$333,537	$133,281